As filed with the Securities and Exchange Commission on October 5, 2001 Registration No. 333-_____

 ===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------


                                 JOY GLOBAL INC.
             (Exact name of registrant as specified in its charter)

                              ---------------------


             Delaware                                    39-1566457
  (State or other jurisdiction of                     (I.R.S. Employer
  incorporation or organization)                      Identification No.)

100 East Wisconsin Avenue, Suite 2780,                      53202
        Milwaukee, WI                                     (Zip Code)
(Address of Principal Executive Offices)

                    Joy Global Inc. 2001 Stock Incentive Plan
                            (Full title of the plan)

                              Eric B. Fonstad, Esq.
                     Secretary and Associate General Counsel
                                 Joy Global Inc.
                      100 East Wisconsin Drive, Suite 2780
                               Milwaukee, WI 53202
                                 (414) 319-8500
(Name and address, including zip code, and telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
       ------------------------------ -------------------- --------------------- ----------------------- ------------------
         Title of securities to be       Amount to be        Proposed maximum       Proposed maximum         Amount of
               registered               registered(1)      offering price per     aggregate offering      registration
                                                                  share                  price                  fee
       ------------------------------ -------------------- --------------------- ----------------------- ------------------
       Common Stock, par value $1      5,556,000 shares         $14.80 (2)           $82,228,800 (2)          $20,558 (2)
       per share
       ------------------------------ -------------------- --------------------- ----------------------- ------------------


(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall be deemed to cover any additional shares of Common Stock which may be issuable under the plan to reflect stock splits, stock dividends, mergers and other capital changes.
(2) Estimated pursuant to Rule 457(h) solely for purposes of calculating the aggregate offering price and the amount of the registration fee based upon the average of the high and low prices reported for the shares on the National Association of Stock Dealers Automated Quotation (the "NASDAQ") system on October 4, 2001.

 ==============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Item 1.       Plan Information.

              The documents containing the information specified in Part I (plan and registrant information) will be delivered in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

Item 2.       Registrant Information and Employee Plan Annual Information.

              Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are also incorporated by reference in the Section 10(a) prospectus, other documents required to be delivered to eligible participants pursuant to Rule 428(b), or additional information about the Joy Global Inc. 2001 Stock Incentive Plan (the "Plan"), will be available without charge by contacting the Joy Global Inc. Human Resources Department, 100 East Wisconsin Avenue, Suite #2780, Milwaukee, WI 53202; Telephone Number: (414) 319-8500.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.       Incorporation of Documents by Reference.

              The following documents, which have been filed by Joy Global Inc. (the "Company") with the Commission, are incorporated in this Registration Statement by reference:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2000.

(b) The Company's Quarterly Reports on Form 10-Q for the quarters ended January 31, April 30 and July 31, 2001.

(c) The Company's Form 8-K dated July 12, 2001.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.       Description of Securities.

Joy Global Inc.'s Amended and Restated Certificate of Incorporation authorizes the issuance of up to 150,000,000 shares of common stock, par value $1.00 per share. Each share of the common stock shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of the stockholders of the Company on all propositions before such meetings. Subject to the prior rights of the holders of any preferred stock, the holders of common stock shall be entitled to dividends if, when and as the same shall be declared by the board of directors of the Company and as may be permitted by law. The common stock may be issued by the Company from time to time for such consideration and upon such terms as may be fixed from time to time by the board of directors of the Company and as may be permitted by law, without action by any stockholders. Upon liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to receive pro rata assets of the Company which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. All shares of common stock, when issued and paid for, will be fully paid and nonassessable.

Item 5.       Interests of Named Experts and Counsel.  Not applicable.

Item 6.       Indemnification of Directors and Officers.

The Company is incorporated under the laws of the State of Delaware. Article 6 of the Company's Amended and Restated Certificate of Incorporation provides, as authorized by Section 102(b)(7) of the Delaware General Company Law (the "DGCL"), that a director of the Company, to the fullest extent permitted by the DGCL, will not be personally liable to the Company or its stockholders for monetary damages arising out of breach of fiduciary duty to the Company as a director.

Section 15 of Article III of the Company's Amended and Restated Bylaws further provides, as permitted by Section 145 of the DGCL, that each person who was, is or is threatened to be made a party to or is otherwise involved with any action, suit, arbitration, mediation or proceeding, whether civil, criminal, administrative or investigative, whether domestic or foreign, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, fiduciary, employee or agent of another company or other enterprise (an "indemnitee"), will be indemnified and held harmless by the Company to the fullest extent not prohibited by the DGCL, against all expense, liability and loss (including attorneys' fees), reasonably incurred or suffered by such indemnitee in connection therewith. This right of indemnification includes the obligation of the Company to provide an advance of expenses, although the indemnitee may be required to repay such an advance if there is a judicial determination that the indemnitee was not entitled to the indemnification. The Company may also, by action of its board of directors, provide indemnification to employees and agents of the Company with the same or lesser scope and effect as the foregoing indemnification of directors and officers.

Item 7.       Exemption from Registration Claimed.  Not applicable.

Item 8.       Exhibits.  An Exhibit Index is located at page 8.

Item 9.       Undertakings.

     (a) The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement,

     (i) to include any prospectus required by Section 10(a) (3) of the Securities Act;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on October 5, 2001.



                                                      JOY GLOBAL INC.



                                 By:   /s/
                                        --------------------------
                                 John Nils Hanson
                                 Director, President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Nils Hanson his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on August 28 2001.


           Signature                                Title
/s/                              Director, President and Chief Executive Officer
---------------------------------(Principal Executive Officer)
      John Nils Hanson

/s/                              Executive Vice President, Treasurer and Chief
---------------------------------Financial Officer (Principal Financial Officer)
      Donald C. Roof

/s/                              Vice President, Controller and Chief Accounting
---------------------------------Officer (Principal Accounting Officer)
      Michael S. Olsen

/s/                              Director
---------------------------------
      Steven L. Gerard

/s/                              Director
---------------------------------
      Ken C. Johnsen

/s/                              Director
---------------------------------
      James R. Klauser

/s/                              Director
---------------------------------
      Richard B. Loynd

/s/                              Director
---------------------------------
      P. Eric Siegert

/s/                              Director
---------------------------------
      James H. Tate

                                  EXHIBIT INDEX


         Exhibit    Description
         Number

          4.1 Amended and Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 of the Company's Form 8-K dated as of July 12, 2001.

          4.2 Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.2 of the Company's Form 8-K dated as of July 12, 2001.

          4.3 Form of certificate representing shares of common stock, $1.00 par value per share, incorporated by reference to
                    Exhibit 4.4 of the Company's Form 8-K dated as of July 12, 2001.

          4.4       Joy Global Inc. 2001 Stock Incentive Plan

          5.1       Opinion of Eric B. Fonstad, Esq.

          23.1      Consent of PricewaterhouseCoopers LLP.

          23.2      Consent  of  Counsel,   included  in  Exhibit  5.1  of  this
                    Registration Statement.

          24        Powers  of  Attorney,   incorporated  by  reference  to  the
                    signature page of this Registration Statement.

                                                                    Exhibit 4.4

                                JOY GLOBAL, INC.
                            2001 STOCK INCENTIVE PLAN

SECTION 1.        Purpose; Definitions

     The purpose of the Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, and/or directors and to provide the Company and its Subsidiaries and Affiliates with a stock plan providing incentives directly linked to the profitability of the Company's businesses and increases in Company shareholder value.

     For purposes of the Plan, the following terms are defined as set forth below:

     a.  "Affiliate"   means  a  corporation  or  other  entity  controlled  by,
controlling or under common control with the Company.

     b. "Award" means a Stock Option, Stock Appreciation Right, Performance Unit, or other stock-based award.

     c. "Award Cycle" shall mean a period of consecutive fiscal years or portions thereof designated by the Committee over which Performance Units are to be earned.

     d. "Board" means the Board of Directors of the Company.

     e. "Cause" means, unless otherwise provided by the Committee, (1) "Cause" as defined in any Individual Agreement to which the participant is a party, or
(2) if there is no such Individual Agreement or if it does not define Cause: (A) conviction of the participant for committing a felony under federal law or the law of the state in which such action occurred, (B) dishonesty in the course of fulfilling the participant's employment duties, (C) willful and deliberate failure on the part of the participant to perform his or her employment duties in any material respect, or (D) prior to a Change in Control, such other events as shall be determined by the Committee. The Committee shall, unless otherwise provided in an Individual Agreement with the participant, have the sole discretion to determine whether "Cause" exists, and its determination shall be final.

     f. "Change in Control" and "Change in Control Price" have the meanings set forth in Sections 10(b) and (c), respectively.

     g. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     h. "Commission" means the Securities and Exchange Commission or any successor agency.

     i. "Committee" means the Committee referred to in Section 2.

     j. "Common Stock" means common stock, par value $1.00 per share, of the Company.

     k. "Company" means Joy Global, Inc., a Delaware corporation.

     l. "Covered Employee" means a participant designated prior to the grant of Performance Units by the Committee who is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which Performance Units are expected to be taxable to such participant.

     m. "Disability" means, unless otherwise provided by the Committee, (1) "Disability" as defined in any Individual Agreement to which the participant is a party, or (2) if there is no such Individual Agreement or it does not define "Disability," permanent and total disability as determined under the Company's Long-Term Disability Plan applicable to the participant.

     n. "Early Retirement" means retirement from active employment with the Company, a Subsidiary or Affiliate pursuant to the early retirement provisions of the applicable pension plan of such employer.

     o. " Eligible Individuals" mean directors, officers, and employees of the Company or any of its Subsidiaries or Affiliates, and prospective employees who have accepted offers of employment from the Company or its Subsidiaries or Affiliates, who are or will be responsible for or contribute to the management, growth or profitability of the business of the Company, or its Subsidiaries or Affiliates.

     p. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

     q. "Fair Market Value" means, except as otherwise provided by the Committee, as of any given date, the average of the highest and lowest per-share sales prices for the shares during normal business hours on any national exchange listing the Company's Common Stock for the immediately preceding date, or if the shares were not traded on such national exchange on such date, then on the next preceding date on which such shares of Common Stock were traded, all as reported by such source as the Committee may select.

     r. "Incentive Stock Option" means any Stock Option designated as, and qualified as, an "incentive stock option" within the meaning of Section 422 of the Code.

     s. "Individual Agreement" means an employment or similar agreement between a participant and the Company or one of its Subsidiaries or Affiliates.

     t. "NonQualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     u. "Normal Retirement" means retirement from active employment with the Company, a Subsidiary or Affiliate at or after age 65.

     v. "Qualified Performance-Based Award" means an Award of Performance Units designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which the Company would expect to be able to claim a tax deduction with respect to such Performance Units and (ii) the Committee wishes such Award to qualify for the
Section 162(m) Exemption.

     w. "Performance Goals" means the performance goals established by the Committee in connection with the grant of Performance Units. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: earnings per share, sales, net profit after tax, gross profit, operating profit, cash generation, unit volume, return on equity, change in working capital, return on capital, shareholder return, economic value added, or earnings before interest, taxes, depreciation and amortization, and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

     x. "Performance Units" means an Award granted under Section 7.

     y. "Plan" means the Joy Global, Inc. 2001 Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

     z. "Retirement" means Normal or Early Retirement.

     aa. "Rule 16b-3" means Rule 16b-3,  as promulgated by the Commission  under
Section 16(b) of the Exchange Act, as amended from time to time.

     bb. "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

     cc. "Stock Appreciation Right" means an Award granted under Section 6.

     dd. "Stock Option" means an Award granted under Section 5.

     ee. "Subsidiary" means any corporation, partnership, joint venture or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

     ff. "Termination of Employment" means the termination of the participant's employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. A participant employed by, or performing services for, a Subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the Subsidiary or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the participant does not immediately thereafter become an employee of, or service-provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment.

     In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2.        Administration

     The Plan shall be administered by the Human Resource Committee or such other committee of the Board as the Board may from time to time designate (the "Committee"), which shall be composed of not less than three directors, and shall be appointed by and serve at the pleasure of the Board.

     The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals.

     Among other things, the Committee shall have the authority, subject to the terms of the Plan:

     (a) To select the Eligible Individuals to whom Awards may from time to time be granted;

     (b) To determine whether and to what extent Incentive Stock Options, NonQualified Stock Options, Stock Appreciation Rights, and Performance Units or any combination thereof are to be granted hereunder;

     (c) To determine the number of shares of Common Stock to be covered by each Award granted hereunder;

     (d) To determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Company or any Subsidiary or Affiliate) and any vesting acceleration regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

     (e) To modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals; provided, however, that the Committee may not adjust upwards the amount payable with respect to a Qualified Performance-Based Award or waive or alter the Performance Goals associated therewith;

     (f) To determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred; and

     (g) To determine under what circumstances an Award may be settled in cash or Common Stock under Sections 5(j) and 6(b)(ii).

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

     The Committee may act only by a majority of its members then in office. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate administrative responsibilities with respect to the Plan. Any determination made by the Committee with respect to any Award shall be made in the sole discretion of the Committee at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

     Any authority granted to the Committee may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

SECTION 3.        Common Stock Subject to Plan

     The maximum number of shares of Common Stock that may be delivered to participants and their beneficiaries under the Plan shall be 5,556,000. No participant may be granted Stock Options and Stock Appreciation Rights covering in excess of 1,000,000 shares of Common Stock in any fiscal year of the Company. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.

     If any  Award is  forfeited,  or if any Stock  Option  (and  related  Stock
Appreciation Right, if any) terminates, expires or lapses without being exercised, or if any Stock Appreciation Right is exercised for cash, shares of Common Stock subject to such Awards shall again be available for distribution in connection with Awards under the Plan. If the option price of any Stock Option granted under the Plan is satisfied by delivering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock delivered or attested to shall be deemed delivered for purposes of determining the maximum numbers of shares of Common Stock available for delivery under the Plan. To the extent any shares of Common Stock subject to an Award are not delivered to a participant because such shares are used to satisfy an applicable tax-withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. The maximum number of shares of Common Stock that may be issued pursuant to Stock Options intended to be Incentive Stock Options shall be 20% of the shares issued under the Plan.

     In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, and the maximum limitation upon Stock Options and Stock Appreciation Rights to be granted to any participant, in the number, kind and option price of shares subject to outstanding Stock Options and Stock
Appreciation  Rights,  in the  number  and  kind  of  shares  subject  to  other
outstanding   Awards  granted  under  the  Plan  and/or  such  other   equitable
substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

SECTION 4.        Eligibility

     Awards may be granted under the Plan to Eligible Individuals.

SECTION 5.        Stock Options

     Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and NonQualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     The Committee shall have the authority to grant any optionee Incentive Stock Options, NonQualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however, that grants hereunder are subject to the aggregate limit on grants to individual participants set forth in Section 3. Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option on or subsequent to its grant date, it shall constitute a NonQualified Stock Option.

     Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a NonQualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an Eligible Individual to receive a grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such Eligible Individual and specifies the terms and provisions of the Stock Option. The Company shall notify an Eligible Individual of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the participant. Such agreement or agreements shall become effective upon execution by the Company and the participant.

     Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

     (a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement, and with respect to Incentive Stock Options, shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant, other than with respect to Stock Option granted in lieu of foregone compensation.

     (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

     (c) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

     (d) Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

     Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock (by delivery of such shares or by attestation) already owned by the optionee of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted and provided, further, that such already owned shares have been held by the optionee for at least six months at the time of exercise or had been purchased on the open market.

     If approved by the Committee, payment in full or in part may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, by the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

     In addition, if approved by the Committee, payment in full or in part may also be made by instructing the Committee to withhold a number of such shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of such Stock Option. The Committee may also provide for Company loans to be made for purposes of the exercise of Stock Options.

     No shares of Common Stock shall be issued until full payment therefor has been made. Except as otherwise provided in Section 5(l) below, an optionee shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 13(a).

     If determined by the Committee at or, with respect to a NonQualified Stock Option, subsequent to the date of grant of a Stock Option, in the event an optionee who has not incurred a Termination of Employment pays the option price of such Stock Option (in whole or in part) by delivering (or attesting to ownership of) shares of Common Stock previously owned by the optionee, such optionee shall automatically be granted a reload Stock Option (a "Reload Option") for the number of shares of Common Stock used to pay the option price. Unless otherwise determined by the Committee, the Reload Option shall be subject to the same terms and conditions as the Option, except that the Reload Option shall be a NonQualified Stock Option, have an option price equal to the Fair Market Value of the Common Stock on the date the Reload Option is granted, expire the same date as the expiration date of the Option so exercised, and shall vest and become exercisable 6 months following the date of grant of such Reload Option. Reload Options shall not be treated as grants for purposes of the limitations set forth in the second sentence of Section 3 of the Plan.

     (e) Nontransferability of Stock Options. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution; or (ii) in the case of a NonQualified Stock Option, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such optionee's children immediate family, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, "immediate family" shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933 as amended, and any successor thereto. All Stock Options shall be exercisable, subject to the terms of this Plan, only by the optionee, the guardian or legal representative of the optionee, or any person to whom such option is transferred pursuant to this paragraph, it being understood that the term "holder" and "optionee" include such guardian, legal representative and other transferee.

     (f) Termination by Death. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Committee may determine, for a period of one year (or such other period as the Committee may specify in the option agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

     (g) Termination by Reason of Disability. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for a period of two years (or such other period as the Committee may specify in the option agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

     (h) Termination by Reason of Retirement. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement, or on such accelerated basis as the Committee may determine, for a period of two years (or such other period as the Committee may specify in the option agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such period any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

     (i) Other Termination. Unless otherwise determined by the Committee: (A) if an optionee incurs a Termination of Employment for Cause, all Stock Options held by such optionee shall thereupon terminate; and (B) if an optionee incurs a Termination of Employment for any reason other than death, Disability, Retirement or for Cause, any Stock Option held by such optionee, to extent it was then exercisable at the time of termination, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of three months from the date of such Termination of Employment or the balance of such Stock Option's term; provided, however, that if the optionee dies within such three-month period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. Notwithstanding any other provision of this Plan to the contrary, in the event an optionee incurs a Termination of Employment other than for Cause during the 24-month period following a Change in Control, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for (x) the longer of (i) one year from such date of termination or (ii) such other period as may be provided in the Plan for such Termination of Employment or as the Committee may provide in the option agreement, or (y) until expiration of the stated term of such Stock Option, whichever period is the shorter. If an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

     (j) Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the option price times the number of shares of Common Stock for which the Option is being exercised on the effective date of such cash-out.

     (k) Change in Control Cash-Out. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the "Exercise Period"), if the Committee shall determine at the time of grant or thereafter, an optionee shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the option price for the shares of Common Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within 30 days of such election, in an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Stock Option (the "Spread") multiplied by the number of shares of Common Stock granted under the Stock Option as to which the right granted under this Section 5(k) shall have been exercised. Notwithstanding the foregoing, if any right granted pursuant to this Section 5(k) would make a Change in Control transaction ineligible for pooling-of-interests accounting under APB No. 16 that but for the nature of such grant would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for the cash payable pursuant to such right Common Stock with a Fair Market Value (as of the date of delivery of such stock) equal to the cash that would otherwise be payable hereunder or, if necessary to preserve such accounting treatment, otherwise modify or eliminate such right.

     (l) Deferral of Option Shares. The Committee may from time to time establish procedures pursuant to which an optionee may elect to defer, until a time or times later than the exercise of an Option, receipt of all or a portion of the shares of Common Stock subject to such Option and/or to receive cash at such later time or times in lieu of such deferred shares, all on such terms and conditions as the Committee shall determine. If any such deferrals are permitted, then notwithstanding Section 5(d) above, an optionee who elects such deferral shall not have any rights as a stockholder with respect to such deferred shares unless and until shares are actually delivered to the optionee with respect thereto, except to the extent otherwise determined by the Committee.

SECTION 6.        Stock Appreciation Rights

     (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a NonQualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

     A Stock Appreciation Right may be exercised by an optionee in accordance with Section 6(b) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

     (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

     (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 5 and this Section 6.

     (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, shares of Common Stock or both, in value equal to the excess of the Fair Market Value of one share of Common Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

     (iii) Stock Appreciation Rights shall be transferable only to permitted transferees of the underlying Stock Option in accordance with Section 5(e).

     (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares covered by the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

SECTION 7.        Performance Units

     (a) Administration. Performance Units may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals to whom and the time or times at which Performance Units shall be awarded, the number of Performance Units to be awarded to any Eligible Individual), the duration of the Award Cycle and any other terms and conditions of the Award, in addition to those contained in Section 7(b).

     (b) Terms and Conditions. Performance Unit Awards shall be subject to the following terms and conditions:

     (i) The Committee may, prior to or at the time of the grant, designate Performance Units as Qualified Performance-Based Awards, in which event it shall condition the settlement thereof upon the attainment of Performance Goals. If the Committee does not designate Performance Units as Qualified Performance-Based Awards, it may also condition the settlement thereof upon the attainment of Performance Goals. Regardless of whether Performance Units are Qualified Performance-Based Awards, the Committee may also condition the settlement thereof upon the continued service of the participant. The provisions of such Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Subject to the provisions of the Plan and the Performance Unit Agreement referred to in Section 7(b)(vi), Performance Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Award Cycle. No more than 200,000 shares of Common Stock may be subject to Qualified Performance-Based Awards granted to any participant in any fiscal year of the Company.

     (ii) Except to the extent otherwise provided in the applicable Performance Unit Agreement or Section 7(b)(iii) or 10(a)(iii), upon a participant's Termination of Employment for any reason during the Award Cycle or before any applicable Performance Goals are satisfied, all rights to receive cash or stock in settlement of the Performance Units shall be forfeited by the participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations (other than, in the case of Performance Units that are Qualified Performance-Based Awards, satisfaction of the applicable Performance Goals unless the participant's employment is terminated by reason of death or Disability) with respect to any or all of such participant's Performance Units.

     (iii) A participant may elect to further defer receipt of cash or shares in settlement of Performance Units for a specified period or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee (the "Elective Deferral Period"). Subject to any exceptions adopted by the Committee, such election must generally be made prior to commencement of the Award Cycle for the Performance Units in question.

     (iv) At the expiration of the Award Cycle, the Committee shall evaluate the Company's performance in light of any Performance Goals for such Award, and shall determine the number of Performance Units granted to the participant which have been earned, and the Committee shall then cause to be delivered (A) a number of shares of Common Stock equal to the number of Performance Units determined by the Committee to have been earned, or (B) cash equal to the Fair Market Value of such number of shares of Common Stock to the participant, as the Committee shall elect (subject to any deferral pursuant to Section 7(b)(iii)).

     (v) Each Award shall be confirmed by, and be subject to, the terms of a Performance Unit Agreement.

SECTION 8.        Tax Offset Bonuses

     At the time an Award is made hereunder or at any time thereafter, the Committee may grant to the participant receiving such Award the right to receive a cash payment in an amount specified by the Committee, to be paid at such time or times (if ever) as the Award results in compensation income to the participant, for the purpose of assisting the participant to pay the resulting taxes, all as determined by the Committee and on such other terms and conditions as the Committee shall determine.

SECTION 9.        Other Stock-Based Awards

     Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation) dividend equivalents and convertible debentures, may be granted either alone or in conjunction with other Awards granted under the Plan.

SECTION 10.       Change in Control Provisions

     (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, the Committee may provide in the terms of any grant that in the event of a Change in Control:

     (i) Any Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original.

     (ii) All Performance Units shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Units shall be settled in cash as promptly as is practicable.

     (iii) The Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan's purposes.

     (b) Definition of Change in Control. For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

     (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) any acquisition pursuant to a transaction which complies with clauses (1), (2) and
(3) of subsection (iii) of this Section 10(b); or

     (ii) A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 10(b), that any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

     (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent
Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

     (iv) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

     (c) Change in Control Price. For purposes of the Plan, "Change in Control Price" means the higher of (i)the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction; provided, however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of the Common Stock on the date such Incentive Stock Option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

SECTION 11.       Term, Amendment and Termination

     The Plan will terminate on the tenth anniversary of the effective date of the Plan. Under the Plan, Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

     The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of an optionee under a Stock Option or a recipient of a Stock Appreciation Right, Performance Unit Award or other stock-based Award theretofore granted without the optionee's or recipient's consent, except such an amendment made to comply with applicable law, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by applicable law or stock exchange rules.

     The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption or impair the rights of any holder without the holder's consent except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.

     Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

SECTION 12.       Unfunded Status of Plan

     It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 13.       General Provisions

     (a) The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

     (1) Listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

     (2) Any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

     (3)  Obtaining  any other  consent,  approval,  or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

     (b)  Nothing  contained  in the  Plan  shall  prevent  the  Company  or any
Subsidiary  or  Affiliate  from  adopting   other  or  additional   compensation
arrangements for its employees.

     (c) The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

     (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement; provided, that not more than the legally required minimum withholding may be settled with Common Stock. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

     (e) The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid or by whom any rights of the participant, after the participant's death, may be exercised.

     (f) In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares of Common Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled should revert to the Company.

     (g) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

     (h) Except as otherwise provided in Section 5(e) or 6(b)(iii) or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

     (i) In the event an Award is granted to Eligible Individual who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individual to comply with applicable foreign law.

SECTION 14.       Effective Date of Plan

     The Plan shall be effective as of the date it is adopted by the Board subject to the approval by at least a majority of the outstanding shares of Common Stock of the Company. (which approval shall be deemed to have been given upon the final confirmation of the Company's Joint Plan of Reorganization by the U.S. Bankruptcy Court for the District of Delaware in Case No. 99-2171 (PJW)).

SECTION 15.   Director Stock Options.

     (a) Each director of the Company who is not otherwise an employee of the Company or any of its Subsidiaries or Affiliates, shall (i) on the first day after his or her first election as a director of the Company automatically be granted 10,000 NonQualified Stock Options to purchase Common Stock having an exercise price of 100% of Fair Market Value of the Common Stock on the date of grant of such NonQualified Stock Option and (ii) thereafter, on the day after each Annual Meeting of Stockholders of the Company during such director's term, be granted 5,000 NonQualified Stock Options to purchase Common Stock having an exercise price of 100% of Fair Market Value of the Common Stock on the date of grant of such NonQualified Stock Option.

     (b) An automatic director Stock Option shall be granted hereunder only if as of each date of grant the director (i) is not otherwise an employee of the Company or any of its Subsidiaries or Affiliates, (ii) has not been an employee of the Company or any of its Subsidiaries or Affiliates for any part of the preceding fiscal year, and (iii) has served on the Board continuously since the commencement of his term.

     (c) Each holder of a Stock Option granted pursuant to this Section 15 shall also have the rights specified in Section 5(k).

     (d) In the event that the number of shares of Common Stock available for future grant under the Plan is insufficient to make all automatic grants required to be made on such date, then all non-employee directors entitled to a grant on such date shall share ratably in the number of options on shares available for grant under the Plan.

     (e) Except as expressly provided in this Section 15, any Stock Option granted hereunder shall be subject to the terms and conditions of the Plan as if the grant were made pursuant to Section 5 hereof.

                                                                    Exhibit 5.1
JOY GLOBAL INC.

                                                      Eric B. Fonstad
                                                      Secretary and
                                                      Associate General Counsel



                                                                October 5, 2001

Joy Global Inc.
100 E Wisconsin Ave, Suite 2780
Milwaukee WI  53202


Re: Registration Statement on Form S-8

Ladies/Gentlemen:

     I am issuing this opinion letter in my capacity as Associate General Counsel to Joy Global Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form
S-8 under the Securities Act of 1933, as amended (the "Act"), with the Securities Exchange Commission covering the offering of up to 5,556,000 shares of the common stock of the Company, $1.00 par value per share (the "Shares"), pursuant to the Joy Global Inc. 2001 Stock Incentive Plan (the "Plan").

     For purposes of this letter, I have examined such documents, records, certificates, memoranda and other instruments deemed necessary as a basis for this opinion.

     Based upon and subject to the assumptions and limitations stated in this letter, it is my opinion that the Shares are duly authorized and, when (i) the Registration Statement related to the Shares becomes effective under the Act,
(ii) the Shares have been duly issued in accordance with the terms of the Plan upon receipt of the consideration to be paid therefor (assuming in each case the consideration received by the Company is at least equal to $1.00 per share), and
(iii) the certificates representing the Shares comply as to form with the bylaws of the Company and the Delaware General Corporation Law and bear all necessary signatures and authentications, the Shares will be validly issued, fully paid and nonassessable.

     I have relied without independent investigation upon an assurance from the Company that the number of Shares which the Company is authorized to issue in its Amended and Restated Certificate of Incorporation exceeds the number of shares outstanding and the number of shares which the Company is obligated to issue (or had otherwise reserved for issuance) for any purposes other than issuance in connection with the Plan by at least the number of Shares which may be issued in connection with the Plan and I have assumed that such condition will remain true at all future times relevant to this opinion. I have assumed that the Company will cause certificates representing Shares issued in the future to be properly executed and delivered and will take all other actions appropriate for the issuances of such Shares. All of my opinions assume that the Registration Statement related to the Shares will become effective under the Act before any Shares covered by such Registration Statement are sold. I have also made other assumptions which I believe to be appropriate for purposes of this letter.

     I hereby  consent  to the filing of this  opinion  with the  Commission  as
Exhibit 5.1 to the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

     I do not find it necessary for the purposes of this opinion, and accordingly I do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Shares.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. I assume no obligation to revise or supplement this opinion should the present laws of the States of Wisconsin or Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.



                                         Sincerely,


                                         Eric B. Fonstad
                                         Secretary and Associate General Counsel

                                                                    Exhibit 23.1



Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 11, 2001 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders of Joy Global Inc. (p/k/a Harnischfeger Industries, Inc.), which is incorporated in Joy Global Inc.'s Annual Report on Form 10-K for the year ended October 31, 2000. We also consent to the incorporation by reference of our report dated January 11, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.




PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
October 5, 2001